EXHIBIT 99.1

FIRST AVIATION ANNOUNCES VOLUNTARY DELISTING FROM NASDAQ
AND FILING OF FORM 15 TO DEREGISTER

First Aviation Services Inc. (NASDAQ - FAVS) today notified the Nasdaq Stock Market LLC that the Company’s Board of Directors on July 3, 2007 unanimously approved the filing of a Form 25 with the Securities and Exchange Commission (the "SEC") to voluntarily delist its common stock on July 16, 2007. On the July 26, 2007 effective date of delisting, the Company will file a Form 15 with the SEC to voluntarily deregister its common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company is eligible to delist and deregister because it had fewer than 300 holders of record of its common stock at the beginning of its fiscal year.

Upon the filing of the Form 15, the Company’s obligation to file certain reports with the SEC, including Forms 10-K, 10-Q, and 8K, will immediately be suspended. The Company expects that the deregistration of its common stock will become effective 90 days after the date of filing of the Form 15 with the SEC. While no longer required by the SEC after deregistering, the Company intends to provide quarterly and annual information regarding the Company’s performance to its shareholders. Further, the Company anticipates that after delisting from Nasdaq a secondary market will develop, which will enable continued trading in the Company's common stock under the same basic symbol. However, the Company can provide no assurance that such a market will develop.

The Company in making this decision is seeking to maintain secondary market liquidity and transparency for its existing shareholders. The Company believes that the incremental cost of compliance with Sarbanes Oxley and other reporting requirements does not provide any discernable benefit to the Company and can not be justified. The savings derived from this change are expected to be financially significant and will allow management to focus on delivering shareholder value.

About First Aviation

First Aviation, located in Westport, Connecticut and its principal operating subsidiary, Aerospace Products International Inc. ("API"), based in Memphis, Tennessee, with primary distribution center in Southaven, Mississippi, is one of the premier suppliers of products and services worldwide to manufacturers and aircraft operators of some of the most widely used commercial and general aviation aircraft. In addition to its parts and components supply services, API is a leading provider of supply chain management and customized third party logistics services and technology solutions, including inventory management services. API also offers overhaul and repair services for brakes, wheels and starter/generators, and builds custom hose assemblies. With locations in the U.S., Canada, Asia Pacific and China, plus partners throughout the world, API continues to be one of the premier suppliers of aviation products, supply chain management services and technology solutions in the industry.

More information about First Aviation can be found on the World Wide Web at http://www.favs.com and http://www.apiworldwide.com.

Forward-Looking Statements

Certain statements discussed in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect the Company's current expectations concerning future events and results. Such forward-looking statements, including those concerning the Company's expectations, involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company's control, that may cause the Company's actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: the Company's ability to obtain parts and components from its principal suppliers on a timely basis; depressed domestic and international market and economic conditions; especially those currently facing the aviation industry as a whole, including terrorism and terrorism related impacts, the impact of changes in fuel and other freight related costs, major adverse weather related effects such as hurricanes impacting our customer base, relationships with its customers, the ability of the Company's customers to meet their financial obligations to the Company, the ability to obtain and service supply chain management contracts, changes in regulations or accounting standards, the ability to consummate suitable acquisitions and expand, the loss of the use of facilities and distribution hub in Southaven, Mississippi, significant failure of our computer systems, telephony systems or networks, efforts to comply with section 404 of the Sarbanes-Oxley Act of 2002, the Company's ability to obtain an expansion of its maximum borrowing capacity under its revolving loan facility and other items that are beyond the Company's control and may cause actual results to differ from management's expectations. In addition, specific consideration should be given to the various factors described in Item 1A, "Risk Factors", Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations", and elsewhere in the Company's Annual Report on Form 10-K for the year ended January 31, 2007, and the various factors described in this release. The Company undertakes no obligation to update any forward-looking statements or cautionary factors except as required by law.

First Aviation Services Inc. Bill Reznicek, 901-375-2674 Chief Financial Officer